                                                                   EXHIBIT 10.20

Letter Agreement dated June 18, 2000 between Registrant and Martin J. Wygod

                           HEALTHEON/WEBMD CORPORATION
                            3399 PEACHTREE STREET NE
                             400 THE LENOX BUILDING
                             ATLANTA, GEORGIA 30326

June 18, 2000
Mr. Martin J. Wygod
River Drive Center 2
669 River Drive
Elmwood Park, New Jersey

Re: AGREEMENT AND PLAN OF MERGER (THE "AGREEMENT") DATED FEBRUARY 13, 2000 BETWEEN HEALTHEON/WEBMD CORPORATION, A DELAWARE CORPORATION ("PARENT"), AND MEDICAL MANAGER CORPORATION, A DELAWARE CORPORATION, (THE "COMPANY"), AND AMENDMENT NO. 1 TO THE AGREEMENT, DATED AS OF JUNE 18, 2000, BETWEEN PARENT AND THE COMPANY (TOGETHER, THE "AMENDED AGREEMENT"); AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") DATED FEBRUARY 13, 2000 BETWEEN PARENT, AVICENNA SYSTEMS CORPORATION, A MASSACHUSETTS CORPORATION ("ASC"), AND CAREINSITE, INC., A DELAWARE CORPORATION ("CAREINSITE" AND COLLECTIVELY WITH THE COMPANY AND EACH OF THEIR DIRECT AND INDIRECT SUBSIDIARIES, THE "COMPANIES"), AND AMENDMENT NO. 1 TO THE MERGER AGREEMENT, DATED AS OF JUNE 18, 2000, BETWEEN PARENT, ASC AND CAREINSITE (TOGETHER, THE "AMENDED MERGER AGREEMENT" AND COLLECTIVELY WITH THE AMENDED AGREEMENT, THE "AGREEMENTS").

Dear Mr. Wygod:

         Parent is in negotiations to acquire the Companies pursuant to the above referenced Agreements which provide for the acquisition of the Company by Parent pursuant to the merger of the Company with and into Parent and the acquisition of CareInsite by Parent pursuant to the merger of CareInsite with and into ASC (the "Mergers"). Your execution of this letter agreement is an inducement to Parent entering into the Agreements providing for the Mergers as well as in consideration for appointing you as Co-Chief Executive Officer of Parent. In conjunction therewith, we request that you agree to become bound by the noncompetition, nonsolicitation and confidentiality provisions set forth on Exhibit A hereto effective upon the completion of the Mergers.

         As you know, the shares of Company common stock and CareInsite common stock which you own (the "Current Shares") will each be converted into shares of common stock of Parent at the Effective Time (as defined in the Agreements) based on the Exchange Ratios as set forth in the Agreements and the shares of Company common stock and CareInsite common stock which you have options to purchase (the "Current Options") will each be converted into options to acquire shares of the common stock of Parent at the Effective Time based on the Exchange Ratios in the Agreements.

         By agreeing to the terms of this letter, you confirm to us that (i) you own 5,532,682 shares of the Company common stock, (ii) you own 39,000 shares of CareInsite common stock, (iii) you own 136,000 Company options, (iv) you own 450,000 CareInsite options, (v) there are no written agreements pertaining to your employment relationship with either the Company or CareInsite other than option agreements pursuant to which you were issued the Current Options, (vi) you will become bound by the noncompetition provisions described on Exhibit A upon the consummation of the Mergers, and (vii) you are a resident of the State of California.

         As additional consideration for your agreements set forth herein, Parent agrees that after the Effective Time, in the event of the cessation of your employment with Parent or the Co-Chief Executive Officer or Chief Executive of Parent for any reason, each Current Option held by you shall continue to vest in accordance with the applicable schedule, and shall otherwise be treated for purposes of the terms and conditions thereof, as if you remained employed through the earlier of (i) the first anniversary of the last scheduled vesting date for such Current Option or (ii) the material breach by you of the provisions of Exhibit A to this letter agreement.

         If you wish to accept our offer to serve as Co-Chief Executive Officer of Parent following the Merger and the other terms of this letter, please indicate by signing below and returning the signed copy to the undersigned at the address set forth above. If the Mergers are not consummated, this letter and Exhibit A hereto shall be null and void. We are excited about the future of our combined companies and value your role in making our efforts successful.

         This letter and Exhibit A hereto constitute the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties relating to the subject matter hereof, including without limitation, the letter agreement dated as of February 13, 2000 between you and Parent.

         Nothing contained in this letter shall be deemed to restrict any of Parent, the Company, CareInsite or Martin J. Wygod from taking any action that would otherwise be permitted pursuant to the terms of the Agreements and this letter.

                                    Sincerely,

                                    Healtheon/WebMD Corporation


                                    By: /s/ Jack Dennison
                                       ----------------------------------------
                                       Authorized Representative

Accepted and Agreed:


/s/ Martin J. Wygod
--------------------------
Martin J. Wygod

June 18, 2000

                                                                       EXHIBIT A

                   Noncompetition; Nonsolicitation Provisions

1.       Background. Martin J. Wygod ("Wygod") acknowledges and agrees that:

                  (a) Parent is currently negotiating to acquire the Companies in the Mergers pursuant to the Agreements.

                  (b) The Companies are currently engaged in the following businesses: (i) development or provision of an Internet-based healthcare electronic commerce network that links physicians, payers, suppliers or patients, (ii) facilitating or processing administrative or clinical healthcare transactions, (iii) clinical and administrative healthcare related electronic commerce business, and (iv) development or provision of physician practice management information systems or other healthcare software systems relating to administrative and clinical functions, to physicians, practice associations, management service organizations, physician practice management organizations or other providers of healthcare services (collectively, the "Business"). The Business is conducted by the Companies throughout the United States.

                  (c) Wygod holds a substantial equity interest in the Company and CareInsite in the form of common stock of both the Company and CareInsite as well as options to acquire the common stock of both the Company and CareInsite ("Target Equity"), which will be converted into common stock or options to acquire common stock of Parent upon the consummation of the Mergers ("Parent Equity").

                  (d) As a result of holding Target Equity, Wygod will benefit from the consummation of the Mergers because, among other things, the Exchange Ratios in the Agreements place significant value on Wygod's Target Equity and Parent Equity to be received in exchange for Target Equity.

                  (e) In order to protect the Business (defined above) of the Company for which Parent is paying a substantial price, and as a condition to Parent's execution of the Agreements and the appointment of Wygod as Co-Chief Executive Officer, Parent is requiring Wygod to agree to become bound to the provision of this Exhibit A upon the consummation of the Mergers.

                  (f) The provisions of this Exhibit A are reasonable in light of the substantial benefit that will accrue to Wygod through the exchange in the Mergers of his Target Equity for Parent Equity and are reasonably necessary to protect the Business that Parent is acquiring at a substantial price.

2. Noncompete. Effective as of the Effective Time and conditioned upon the Merger being consummated and Wygod being appointed to the officer position of Co-Chief Executive Officer (whether or not Wygod accepts such appointment), Wygod agrees that for a period ending on the earlier of (i) the second (2nd) anniversary of the later of the date (the "Termination Date") of

Wygod's resignation or removal as Co-Chief Executive Officer, Chief Executive Officer or as a director of Parent or any successor to its Business or (ii) the third (3rd) anniversary of the Effective Time (the "Restrictive Period"), without the prior written consent of Parent, Wygod shall not Compete (defined below) with the Business acquired by Parent, except as otherwise permitted under this Section 2. For purposes of this Agreement, "Compete" shall mean: (i) within the Territory (defined below), to engage in a business or business activities that are either (A) substantially similar to, or (B) competitive with, the Business, in each case as engaged in by the Companies on the Effective Time including changes in and expansions of such Business reasonably anticipated at the Effective Time which are implemented or substantial steps are taken to implement prior to the Termination Date (collectively, a "Competitive Business"); (ii) to assist any person or entity (whether in a managerial, financial, employment, advisory or other capacity or as a stockholder or owner, except as set forth in clause (iii) below) to engage in a Competitive Business; or (iii) to own any interest in or to organize a corporation, partnership or other business or organization which engages in a Competitive Business; provided, however, that nothing in clause (iii) above shall prohibit Wygod from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding publicly traded securities of any corporation which may compete directly or indirectly with the Business; or less than five percent (5%) of the outstanding securities of any corporation, partnership or other business or organization, whether or not publicly traded, which competes directly or indirectly with the Business so long as he is not employed by and does not consult with, or become a director of or otherwise engage in activities for such competing company; provided further that this provision shall not apply in the event the Companies or Parent or Parent's direct or indirect subsidiaries or any person deriving title to the goodwill of the Business of the Companies being acquired or shares of the Companies being acquired ceases to carry on a business comparable to the Business (including anticipated changes in and expansions of the Business which are implemented or substantial steps are taken to implement prior to the Termination Date) within the Territory; provided further that this provision shall not prevent or impair Wygod from performing usual investment banking services for a person or entity engaged in a Competitive Business if such services do not materially relate to or involve such Competitive Business.

                  "Territory" shall mean (a) the area within a 100 mile radius of that office of the Company from which Wygod performed the majority of his services during the one-year period ending on the earlier of his resignation or removal as a director of Parent, or the 3rd anniversary of the Effective Time (the "Applicable Date"), (b) the state in which Wygod is resident on the Applicable Date, and (c) any other state in the United States in which the Companies develop, distribute or provide their business services or products as of the date of the Effective Time.

3. Confidentiality. Wygod acknowledges that in the course of serving as Co-Chief Executive Officer of Parent and as a result of his relationship with the Companies prior to the Merger he has had and will continue to have access to and will learn information that is proprietary to, or confidential to Parent and the Companies and that concerns the Business including the operation, methodology and plans of Parent and the Companies and their Affiliates (as defined below), including without limitation, business strategy and plans, financial information, trade secrets, market information developments (as defined below), information regarding acquisition and other strategic partner candidates and customer information (collectively, "Proprietary

Information"). Wygod agrees that during the period beginning on the Effective Time and ending upon the later of (i) the end of the Restrictive Period or (ii) the first anniversary of the Termination Date, he will keep such Proprietary Information confidential and will not disclose directly or indirectly any such Proprietary Information to any third party and will not misuse, misappropriate or exploit such Proprietary Information in any way except as required by law or regulatory body. Upon his resignation or removal as Co-Chief Executive Officer or Chief Executive Officer of Parent, Wygod shall immediately return to Parent all copies of Proprietary Information in his possession (except his Rolodex).

4. Nonsolicitation. During the period beginning on the Effective Time and ending upon the end of the Restrictive Period, Wygod shall not directly or indirectly without the express written approval of the Board of Directors of Parent, solicit any customer, or any person or entity who is reasonably expected to become a customer of Parent, the Companies or any entity the equity of which is owned at least 40% by Parent or a Company (an "Affiliate") for any commercial pursuit which is a Competitive Business. During the period beginning on the Effective Time and ending upon the end of the Restrictive Period, Wygod shall not directly or indirectly solicit or induce, or attempt to induce, any employees, agents, or consultants of Parent, the Companies or their Affiliates to leave the employ of Parent, the Companies or their Affiliates or to do anything from which Wygod is restricted by reason of this letter agreement, nor shall Wygod, directly or indirectly, offer or aid others to offer employment to or interfere or attempt to interfere with any employees, agents or consultants of Parent, the Companies or their Affiliates.

5. Construction. Wygod hereby expressly acknowledges and agrees as follows:

                  (A) the covenants set forth in Sections 2 through 4 above are reasonable in all respects and are necessary to protect the legitimate business and competitive interests of Parent in connection with Parent's acquisition of the Business pursuant to the Agreement; and

                  (B) it is the intention that the provisions of this Exhibit A comply in all respects with California Business and Professional Code ss. 16601. In the event that any provision of this Exhibit A shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof of such covenant, or for any other reason, such invalidity or unenforceability shall attach only to the particular aspect of such provision found invalid or unenforceable as applied and shall not affect or render invalid or unenforceable any other provision of this Exhibit A and the provision shall be construed as if the geographic or business scope or the duration of such provision or other basis on which such provisions have been challenged had been more narrowly drafted so as not to be invalid or unenforceable.

6. Enforcement; Remedies. Wygod covenants, agrees and recognizes that because the breach of the covenants, or any of them, contained in Sections 2 through 4 hereof may result in immediate and irreparable injury to Parent, Parent shall be entitled to seek an injunction restraining Wygod from any violation of Sections 2 through 4 to the fullest extent allowed by law. Wygod further covenants and agrees that in the event of a material breach of any of the respective covenants and agreements contained in Sections 2 through 4 hereof, the period during which Wygod is obligated to refrain from competing shall be extended for the entire period of such breach. Wygod further covenants, agrees and recognizes that, notwithstanding anything to the contrary contained herein, in the event of a material breach of any of the respective covenants and agreements contained in Sections 2 through 4 hereof, which remains uncured 30 days after written notice from Parent, further vesting with respect to the Current Options shall cease. Parent's entitlement to seek injunctive relief or ceasing any further Current Option vesting, as described in this Section 6, shall be Parent's sole and exclusive remedy in the event that Wygod breaches any covenant or agreement contained in this Exhibit A; provided, however, that in the case of any wilful material breach by Wygod of the covenants and agreements contained in Sections 2 through 4 hereof, nothing herein shall be construed as prohibiting Parent from pursuing any other legal or equitable remedies that may be available to it for any such breach, including the recovery of damages from Wygod.